Exhibit 99.1

Date: August 7, 2013	Media Contact:
Michael Kinney
732-938-1031
mkinney@njresources.com
Investor Contact:
Dennis Puma
732-938-1229
dpuma@njresources.com

NEW JERSEY RESOURCES ANNOUNCES STRONG FISCAL 2013 THIRD-QUARTER EARNINGS; INCREASES LOWER END OF FISCAL 2013 EARNINGS GUIDANCE

WALL, NJ – New Jersey Resources (NYSE: NJR) today reported net financial earnings of $.23 per share for the third quarter of fiscal 2013, compared with $.10 per share in the same period last year, and increased the lower end of its net financial earnings-per-share guidance for the year to $2.65 to $2.75 from $2.60 to $2.75.

A reconciliation of net income to net financial earnings for the third quarter and first nine months of fiscal years 2013 and 2012 is provided below.

	Three Months Ended June 30,		Nine Months Ended June 30,
(Thousands)	2013	2012	2013	2012
Net income	$29,155	$(10,320)	$134,830	$101,572
Add:
Unrealized loss (gain) on derivative instruments and related transactions, net of taxes	(27,915)	20,834	(14,975)	11,126
Effects of economic hedging related to natural gas inventory, net of taxes	8,498	(6,384)	(5,960)	10,866

Net financial earnings	$9,738	$4,130	$113,895	$123,564

Weighted Average Shares Outstanding
Basic	41,608	41,560	41,697	41,501
Diluted	41,732	41,560	41,820	41,643

Basic earnings per share	$.70	$(.25)	$3.23	$2.45

Basic net financial earnings per share	$.23	$.10	$2.73	$2.98

Net financial earnings is a financial measure not calculated in accordance with generally accepted accounting principles (GAAP) of the United States as it excludes all unrealized, and certain realized, gains and losses associated with financial derivative instruments. For further discussion of this financial measure, as well as reconciliation to the most comparable GAAP measure, please see the explanation below under “Additional Non-GAAP Financial Information.”

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NEW JERSEY RESOURCES ANNOUNCES STRONG FISCAL 2013 THIRD-QUARTER EARNINGS; INCREASES LOWER END OF FISCAL 2013 EARNINGS GUIDANCE

•	NJR Reports Net Financial Earnings

For the three-month period ended June 30, 2013, net financial earnings (NFE) at NJR were $9.7 million, or $.23 per share, compared with $4.1 million, or $.10 per share, during the same period last year. Fiscal 2013 year-to-date net financial earnings totaled $113.9 million, or $2.73 per share, compared with $123.6 million, or $2.98 per share, during the first nine months of fiscal 2012.

	Three Months Ended June 30,		Nine Months Ended June 30,
(Thousands)	2013	2012	2013	2012
Net Financial Earnings (Loss)
New Jersey Natural Gas	$5,528	$7,545	$76,937	$78,455
NJR Energy Services	2,097	(5,425)	21,479	18,061
NJR Clean Energy Ventures	(1,381)	(1,157)	9,078	20,802
Midstream Investments	1,541	1,634	5,600	5,438
NJR Home Services and Other	1,944	1,549	813	860

Sub-total	9,729	4,146	113,907	123,616
Eliminations	9	(16)	(12)	(52)

Total	$9,738	$4,130	$113,895	$123,564

The quarterly increase was due primarily to improved results at NJR Energy Services, the company’s wholesale energy services subsidiary. The year-to-date decrease was due primarily to expected lower results from the company’s renewable energy subsidiary, NJR Clean Energy Ventures, partially offset by improved contributions from NJR Energy Services.

“As we emerge from the most challenging time in our company’s history, in the aftermath of Superstorm Sandy, our strong financial profile, the continuing opportunity to invest in the safety and reliability of our infrastructure and the demonstrated ability of our employees to perform allow us to continue to deliver long-term value to our shareowners,” said Laurence M. Downes, chairman and CEO of New Jersey Resources.

•	NJR Increases Lower End of Fiscal 2013 Guidance

Subject to the risks and uncertainties identified below under “Forward-Looking Statements,” NJR is increasing the lower end of fiscal 2013 net financial earnings guidance from a range of $2.60 to $2.75 per basic share to $2.65 to $2.75 per basic share. The change is due to better-than-expected results at NJR Energy Services. The company is forecasting improved net financial earnings per share in the fourth fiscal quarter of between a loss of $.08 and earnings of $.02, compared with last year’s loss of $.27. A loss in this quarter is typical due to the seasonal nature of both New Jersey Natural Gas and NJR Energy Services. The following chart represents the expected contributions from NJR’s businesses:

Company	Expected Fiscal 2013 Net Financial Earnings Contribution
New Jersey Natural Gas	65 to 70 percent
NJR Energy Services	15 to 20 percent
NJR Clean Energy Ventures	5 to 10 percent
Midstream Investments	5 to 10 percent
NJR Home Services	2 to 5 percent

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NEW JERSEY RESOURCES ANNOUNCES STRONG FISCAL 2013 THIRD-QUARTER EARNINGS; INCREASES LOWER END OF FISCAL 2013 EARNINGS GUIDANCE

•	Board of Directors Declares Dividend

On July 10, 2013, NJR announced that its board of directors unanimously declared a quarterly dividend on its common stock of $.40 per share. The dividend will be payable on October 1, 2013, to shareowners of record on September 16, 2013. NJR has paid quarterly dividends continuously since its inception in 1952.

•	Share Repurchase Update

On July 17, 2013, NJR announced an increase of 1 million shares to the company‘s Share Repurchase Program, bringing the current number of shares authorized for repurchase to 9.75 million shares. The plan authorizes NJR to repurchase its shares on the open market or in negotiated transactions, based on market and other financial conditions. During the first nine months of fiscal 2013, NJR repurchased 524,500 shares of common stock under the plan. Since the plan’s inception in September 1996, NJR has invested $251.2 million to repurchase 8 million shares at a split-adjusted, average price of $31.28.

•	New Jersey Natural Gas Update; Projected Customer Growth Rate Increased

Fiscal 2013 year-to-date earnings for New Jersey Natural Gas (NJNG), the company’s regulated utility subsidiary, were $76.9 million, compared with $78.5 million for the first nine months of fiscal 2012. For the three-month period ended June 30, 2013, net financial earnings were $5.5 million, compared with $7.5 million during the same period last year.

Gross margin lost due to the effects of Superstorm Sandy was partially offset by growth from customer additions, accelerated infrastructure investments and a lower effective tax rate. As a result of strong customer growth and lower projected operation and maintenance (O&M) expenses, NJNG expects its earnings for the entire fiscal year to exceed fiscal 2012.

During the first nine months of fiscal 2013, NJNG added 5,301 new customers, compared with 4,891 in the same period last year, an 8.4 percent increase. Of these customers, 2,493 were related to new construction, compared with 2,091 in the same period last year, an increase of 19.3 percent. Year-to-date, 3,305 customers, including 497 existing customers, converted to natural gas heat, a 3.4 percent increase over fiscal 2012.

Last quarter, NJNG increased its projected customer growth additions for fiscal 2013 and 2014 from a range of 12,500 to 14,500 to a range of 13,000 to 15,000. NJNG expects these new customers and conversions to contribute approximately $3.7 million annually to utility gross margin. For more information on utility gross margin, please see Non-GAAP Financial Information below.

“With the new construction market improving and homeowners continuing to recognize the economic and environmental advantages of natural gas, we are well on our way to meeting our projected new customer annual growth rate of between 1.4 and 1.5 percent,” continued Downes.

•	The SAVEGREEN Project® Update

On June 21, 2013, the BPU approved the expansion of NJNG’s energy-efficiency program, The SAVEGREEN Project, through June 30, 2015, resulting in a planned investment of more than $85 million over the next two years. The newly approved SAVEGREEN programs, which include grants and on-bill repayment opportunities to help residential and commercial customers upgrade to high-efficiency natural gas equipment, complement those offered through New Jersey’s Clean Energy ProgramTM.

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NEW JERSEY RESOURCES ANNOUNCES STRONG FISCAL 2013 THIRD-QUARTER EARNINGS; INCREASES LOWER END OF FISCAL 2013 EARNINGS GUIDANCE

In the first nine months of fiscal 2013, SAVEGREEN spent $8.3 million on grants and incentives, and performed 4,990 home energy audits to identify additional energy-efficiency opportunities and further increase energy savings for customers. Since its inception in 2009, SAVEGREEN incentives, totaling $37.6 million, have helped over 25,000 customers reduce energy consumption and lower their bills. New Jersey has also benefited from more than $185 million in economic activity generated by the 1,654 contractors now participating in The SAVEGREEN Project.

“The SAVEGREEN Project supports the state’s environmental goals and its mandate to reduce energy costs for residents,” said Downes. “The extension of this highly successful program should result in energy savings of approximately $115 million for customers over the next two years.”

NJNG is authorized to earn an overall return of 7.76 percent on its fiscal 2009, 2010 and 2011 SAVEGREEN investments and 7.1 percent on investments made between October 1, 2011 and June 30, 2013, all of which include a 10.3 percent return on equity (ROE). Investments made from July 1, 2013, through June 30, 2015, will earn an overall rate of return of 6.9 percent, including an ROE of 9.75 percent. The recovery period varies from two to 10 years depending on the type of investment.

•	Another Compressed Natural Gas Refueling Station Under Development

NJNG has begun development of a compressed natural gas (CNG) refueling station on-site at Shore Point Distributing Company, Inc. in Freehold, New Jersey. The Monmouth County beverage distributor currently uses approximately 80 diesel delivery vehicles and plans to introduce dedicated CNG tractor trailers beginning in 2014. This estimated $2.4 million investment is in addition to those currently under development at Waste Management, Inc. of Toms River, Ocean County, and the Middletown Department of Public Works in Monmouth County.

As with the other two stations, NJNG will install, own and maintain the CNG infrastructure, and the host company will be required to initially use at least 20 percent of the refueling capacity and open the station to the public. These new CNG fueling stations give New Jersey residents easier access to cost-effective, cleaner fuel options while helping to advance the state’s economic and environmental goals.

In total, NJNG will invest up to $8 million to construct these three CNG stations, all of which the company expects to be completed by the end of 2013. NJNG is authorized by the New Jersey Board of Public Utilities (BPU) to earn an overall return of 7.1 percent, including a 10.3 percent ROE, on these investments.

•	Storm Recovery Update

NJNG estimates capital expenditures related to Superstorm Sandy to be $30 to $40 million, down from the December 2012 estimate of $40 to $60 million. In the first nine months of fiscal 2013, NJNG spent $24.7 million of the estimated $26 to $30 million it expects to invest in fiscal 2013. The balance is expected to be invested over the next three fiscal years. Estimated expenditures have declined, primarily due to the company’s ability to re-pressurize rather than replace significantly more distribution main than originally anticipated. As with normal operations, capital costs will be treated as additions to NJNG’s rate base and recovery will be sought in the next base rate case, which will be filed no later than November 15, 2015. Total incremental O&M costs associated with Superstorm Sandy are estimated at $15 to $17 million. On May 29, 2013, NJNG received approval from the BPU to defer these costs and, therefore, they will have no impact on

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NEW JERSEY RESOURCES ANNOUNCES STRONG FISCAL 2013 THIRD-QUARTER EARNINGS; INCREASES LOWER END OF FISCAL 2013 EARNINGS GUIDANCE

fiscal 2013 earnings. NJNG expects the appropriate recovery period for deferred O&M to be determined in the next base rate case. In July 2013, NJNG filed its detailed report with the BPU, including unreimbursed, uninsured incremental storm restoration costs and capital expenditures related to Superstorm Sandy.

•	New Jersey Natural Gas Supply Incentive Programs Update

For the three-month period ended June 30, 2013, NJNG’s gross margin-sharing incentive programs, which include off-system sales, capacity release, storage optimization and financial risk management programs, contributed $1.9 million to utility gross margin, compared with $1.8 million during the same period last year. During the first nine months of fiscal 2013, these incentives contributed $6 million to utility gross margin, compared with $7.9 million for the same period last year. This decrease is due primarily to a decline in pipeline capacity value. NJNG shares the gross margin earned from these incentive programs with customers and shareowners, according to a gross margin-sharing formula authorized by the BPU that is in place through October 31, 2015. Since their inception in 1992, these incentive programs have saved customers approximately $621 million.

•	NJR Energy Services Reports Strong Results

For the three-month period ended June 30, 2013, NJR Energy Services (NJRES), the wholesale energy services subsidiary of NJR, reported net financial earnings of $2.1 million, compared with a loss of $5.4 million in the same period last year. Year-to-date net financial earnings at NJRES were $21.5 million, compared with $18 million in the first nine months of fiscal 2012. The improvement in both periods was due primarily to higher financial margin generated from storage assets due to periods of colder-than-anticipated temperatures, growth in NJRES’ pipeline and storage capacity across the country and increased sales to all customer segments.

With its focus on disciplined risk management, NJRES continues to identify new growth opportunities in the producer services marketplace, providing customized energy solutions for customers. NJRES has added new counterparties, as well as strategic storage and transportation assets to its holdings, and continues to expand its geographic footprint, adding to its existing portfolio, which includes 36.3 billion cubic feet (Bcf) of firm storage capacity and 1.4 Bcf/day of firm transportation.

•	NJR Clean Energy Ventures Reports Earnings; The Sunlight Advantage® Update

Fiscal 2013 year-to-date net financial earnings at NJR Clean Energy Ventures (NJRCEV), the company’s renewable energy subsidiary, were $9.1 million, compared with $21 million in the first nine months of fiscal 2012. For the three-month period ended June 30, 2013, NJRCEV reported a net loss of $1.4 million, compared with a net loss of $1.2 million in the same period last year. The reductions are due to lower investment tax credits (ITCs) due to a decrease in the capital expenditures that NJRCEV expects to place into service this fiscal year.

NJR’s effective tax rate is significantly impacted by the amount of ITCs earned during the fiscal year. GAAP requires NJR to estimate its annual effective tax rate quarterly and use this rate to calculate its year-to-date tax provision. Based on NJRCEV’s forecast for commercial and residential projects to be completed in the fiscal year, NJR used an effective tax rate of 27.6 percent in the first nine months of fiscal 2013 and recognized $13.1 million related to ITCs. In the first nine months of fiscal 2012, NJR used an effective tax rate of 13.5 percent and recognized $27.2 million related to ITCs.

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NEW JERSEY RESOURCES ANNOUNCES STRONG FISCAL 2013 THIRD-QUARTER EARNINGS; INCREASES LOWER END OF FISCAL 2013 EARNINGS GUIDANCE

The estimate of the effective tax rate is based on information and assumptions that are subject to change, and may have a material impact on quarterly and annual net financial earnings. Factors considered by management in estimating completion of projects during the fiscal year include, but are not limited to, board of directors’ approval, regulatory approval, execution of various contracts, including power purchase agreements, construction logistics, permitting and interconnection completion. See the “Forward-Looking Statements” section of this news release for further information regarding the inherent risks associated with solar investments.

During the first nine months of fiscal 2013, NJRCEV placed into service a total of $26.3 million in rooftop and ground-mounted commercial solar systems throughout New Jersey, including a $19.7 million, 6.7 megawatt ground-mounted Reeves Station project in Medford, New Jersey, as well as a $6.6 million, 2.4 megawatt rooftop project, which supplies power to the Wakefern Food Corp. distribution center in Keasbey, New Jersey.

Currently, NJRCEV has three projects under construction, including a 1.5 megawatt solar system at the Medford Township Wastewater Treatment Plant and a 0.9 megawatt ground-mounted, net-metered solar system for the Absecon Board of Education, both expected to be operational during the fourth quarter of fiscal 2013. The third project, a 0.3 megawatt system for the Township of Woolwich, is expected to be operational during the first quarter of fiscal 2014.

Additional projects in the NJRCEV pipeline include two ground-mounted, grid-connected solar projects in Burlington County. These projects, with system capacities of 9.2 and 6.1 megawatts, are subject to BPU approval, which is expected in the fourth quarter of fiscal 2013.

In the first nine months of fiscal 2012, NJRCEV placed into service a total of $91.2 million in commercial solar systems, including a $59.5 million, 14.1 megawatt solar system built on McGraw-Hill’s East Windsor, New Jersey campus, NJRCEV’s largest single investment to date.

The Sunlight Advantage, NJRCEV’s residential solar lease program, added 598 customers, totaling 5.1 megawatts, during the first nine months of fiscal 2013, bringing the total number of customers to 1,717 since the program’s inception. The Sunlight Advantage provides savings to eligible homeowners through both roof- and ground-mounted solar systems with no upfront installation or maintenance costs. In the first nine months of fiscal 2013, NJRCEV invested $17 million of the estimated $25 million it expects to invest in residential solar systems in fiscal 2013, compared with a total of $20 million invested in fiscal 2012.

•	NJR Clean Energy Ventures Long-Term Outlook

NJRCEV is expected to contribute between 10 and 15 percent of annual NFE, with a declining percentage of its NFE coming from the ITCs associated with solar investments over the next four years. Looking out through fiscal 2017, the company anticipates that its existing projects will benefit from Solar Renewable Energy Certificates (SRECs) prices that NJRCEV expects to continue to improve from supply and demand dynamics, including the recently enacted BPU approval process for grid-connected projects. NJRCEV will also look to diversify its holdings to include small to mid-sized onshore wind projects, supported by long-term power purchase agreements, as well as investments in combined heat and power.

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NEW JERSEY RESOURCES ANNOUNCES STRONG FISCAL 2013 THIRD-QUARTER EARNINGS; INCREASES LOWER END OF FISCAL 2013 EARNINGS GUIDANCE

•	Midstream Investments

NJR’s natural gas midstream asset segment, Midstream Investments, reported year-to-date net financial earnings of $5.6 million, compared with $5.4 million in the same period last year. For the three-month period ended June 30, 2013, earnings were $1.5 million, compared with $1.6 million in the third fiscal quarter of 2012.

This segment consists of NJR’s 50 percent equity ownership in Steckman Ridge, a 12 Bcf natural gas storage facility in southwestern Pennsylvania jointly owned with Spectra Energy and NJR’s 5.5 percent equity investment in Iroquois Pipeline, which brings natural gas from eastern Canada to the New York/New Jersey metropolitan region. Future investments in additional midstream assets could also result in the reduced reliance on ITCs associated with solar investments.

•	NJR Home Services Update

In the third quarter of fiscal 2013, net financial earnings at NJR Home Services (NJRHS), the company’s retail service subsidiary, were $1.8 million, compared with $1.4 million in the third quarter of fiscal 2012. The improvement is due primarily to an increase in HVAC and generator installation sales. NJRHS reported net financial earnings of $688,000 in the first nine months of fiscal 2013, compared with $750,000 in the same period last year. This decrease is due primarily to higher-than-anticipated overtime expenses in the first quarter of fiscal 2013 related to Superstorm Sandy.

NJRHS offers home energy solutions for customer comfort, including equipment sales and installations, solar lease and purchase plans and a recently expanded service contract product line that now includes electric, plumbing and standby generator contracts. NJRHS’ expanded service territory now includes Monmouth, Ocean, Middlesex, Morris, Sussex, Warren and Hunterdon counties in New Jersey. Currently, NJRHS serves nearly 130,000 customers.

Webcast Information

NJR will host a live webcast to discuss its financial results today at 9 a.m. ET. A few minutes prior to the webcast, go to njresources.com and select “Investor Relations,” then scroll down to the “Events & Presentations” section and click on the webcast link.

Forward-Looking Statements

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. NJR cautions readers that the assumptions forming the basis for forward-looking statements include many factors that are beyond NJR’s ability to control or estimate precisely, such as estimates of future market conditions and the behavior of other market participants. Words such as “anticipates,” “estimates,” “expects,” “projects,” “intends,” “plans,” “believes,” “may,” “should” and similar expressions may identify forward-looking information and such forward-looking statements are made based upon management’s current expectations and beliefs as of this date concerning future developments and their potential effect upon NJR. There can be no assurance that future developments will be in accordance with management’s expectations or that the effect of future developments on NJR will be those anticipated by management. Forward-looking information in this release includes, but is not limited to, certain statements regarding anticipated earnings per share for fiscal 2013, the relative contribution to NJR earnings by the various business segments, the annual customer growth rate forecast at NJNG, expected results from a future NJNG base rate proceeding, the schedule for completion of construction of CNG refueling stations and NJRCEV solar projects, estimates regarding future NJNG capital expenditures, the estimated effective tax rate at NJR, expected future SREC prices, BPU approval of NJRCEV grid-connected solar projects and diversification of NJRCEV holdings.

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NEW JERSEY RESOURCES ANNOUNCES STRONG FISCAL 2013 THIRD-QUARTER EARNINGS; INCREASES LOWER END OF FISCAL 2013 EARNINGS GUIDANCE

Factors that could cause actual results to differ materially from the company’s expectations include, but are not limited to, weather and economic conditions; demographic changes in NJNG’s service territory and their effect on NJNG customer growth; volatility of natural gas and other commodity prices and their impact on NJNG customer usage, NJNG’s BGSS incentive programs, NJRES’ operations and on NJR’s risk management efforts; changes in rating agency requirements and/or credit ratings and their effect on availability and cost of capital to NJR; the impact of volatility in the credit markets; the ability to comply with debt covenants; the impact to the asset values and resulting higher costs and funding obligations of NJR’s pension and postemployment benefit plans as a result of downturns in the financial markets, and impacts associated with the Patient Protection and Affordable Care Act; accounting effects and other risks associated with hedging activities and use of derivatives contracts; commercial and wholesale credit risks, including the availability of creditworthy customers and counterparties, liquidity in the wholesale energy trading market; the ability to obtain governmental approvals and/or financing for the construction, development and operation of certain non-regulated energy investments; risks associated with the management of NJR’s joint ventures and partnerships; risks associated with our investments in renewable energy projects and our investment in an onshore wind developer, including the availability of regulatory and tax incentives, logistical risks and potential delays related to construction, permitting, regulatory approvals and electric grid interconnection, the availability of viable projects, NJR’s eligibility for ITCs, the future market for SRECs and operational risks related to projects in service; timing of qualifying for ITCs due to delays or failures to complete planned solar energy projects and the resulting effect on our effective tax rate and earnings; the level and rate at which NJNG’s costs and expenses (including those related to restoration efforts resulting from Superstorm Sandy) are incurred and the extent to which they are allowed to be recovered from customers through the regulatory process, including a base rate case; access to adequate supplies of natural gas and dependence on third-party storage and transportation facilities for natural gas supply; operating risks incidental to handling, storing, transporting and providing customers with natural gas; risks related to our employee workforce; the regulatory and pricing policies of federal and state regulatory agencies; the possible expiration of NJNG’s Conservation Incentive Program (CIP), the costs of compliance with the proposed regulatory framework for over-the-counter derivatives; the costs of compliance with present and future environmental laws, including potential climate change-related legislation; risks related to changes in accounting standards; the disallowance of recovery of environmental-related expenditures and other regulatory changes; environmental-related and other litigation and other uncertainties; risks related to cyber attack or failure of information technology systems; and the impact of natural disasters, terrorist activities, and other extreme events on our operations and customers, including any impacts to utility gross margin and restoration costs resulting from Superstorm Sandy. NJR does not, by including this paragraph, assume any obligation to review or revise any particular forward-looking statement referenced herein in light of future events. More detailed information about these factors is set forth under the heading “Risk Factors” in NJR’s filings with the Securities and Exchange Commission (SEC), including its most recent Form 10-K and the Form 10-Q for the quarter ended March 30, 2013, and the Form 10-Q for the quarter ended June 30, 2013, to be filed on or about August 7, 2013.

Non-GAAP Financial Information

This press release includes the non-GAAP measures net financial earnings (losses), financial margin and utility gross margin. A reconciliation of these non-GAAP financial measures to the most directly comparable financial measures calculated and reported in accordance with GAAP can be found below. As an indicator of the company’s operating performance, these measures should not be considered an alternative to, or more meaningful than, operating income as determined in accordance with GAAP. This information has been provided pursuant to the requirements of SEC Regulation G.

Net financial earnings (losses) and financial margin exclude unrealized gains or losses on derivative instruments related to the company’s unregulated subsidiaries and certain realized gains and losses on

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NEW JERSEY RESOURCES ANNOUNCES STRONG FISCAL 2013 THIRD-QUARTER EARNINGS; INCREASES LOWER END OF FISCAL 2013 EARNINGS GUIDANCE

derivative instruments related to natural gas that has been placed into storage at NJRES. Volatility associated with the change in value of these financial and physical commodity contracts is reported in the income statement in the current period. In order to manage its business, NJR views its results without the impacts of the unrealized gains and losses, and certain realized gains and losses, caused by changes in value of these financial instruments and physical commodity contracts prior to the completion of the planned transaction because it shows changes in value currently as opposed to when the planned transaction ultimately is settled. NJNG’s utility gross margin represents the results of revenues less natural gas costs, sales and other taxes and regulatory rider expenses, which are key components of the company’s operations that move in relation to each other. Natural gas costs, sales and other taxes and regulatory rider expenses are passed through to customers and, therefore, have no effect on gross margin.

Management uses these non-GAAP financial measures as supplemental measures to other GAAP results to provide a more complete understanding of the company’s performance. Management believes these non-GAAP measures are more reflective of the company’s business model, provide transparency to investors and enable period-to-period comparability of financial performance. A reconciliation of all non-GAAP financial measures to the most directly comparable financial measures calculated and reported in accordance with GAAP, can be found below. For a full discussion of NJR’s non-GAAP financial measures, please see NJR’s most recent Form 10-K, Item 7.

About New Jersey Resources

New Jersey Resources (NYSE: NJR) is a Fortune 1000 company that provides safe and reliable natural gas and renewable energy services, including transportation, distribution and asset management. With annual revenues in excess of $2 billion, NJR is comprised of five key businesses:

•

New Jersey Natural Gas, NJR’s principal subsidiary, operates and maintains 7,000 miles of natural gas transportation and distribution infrastructure to serve approximately half a million customers in New Jersey’s Monmouth, Ocean and parts of Morris and Middlesex counties.

•

NJR Clean Energy Ventures is a clean energy company that invests in, owns and operates solar and onshore wind projects with a total capacity in excess of 47 megawatts, providing residential and commercial customers with low carbon solutions.

•	NJR Energy Services manages a diversified portfolio of natural gas transportation and storage assets and provides customized energy solutions to its customers across North America.

•

NJR Home Services is a provider of heating, central air conditioning, standby generators, solar and other indoor and outdoor comfort products to nearly 130,000 residential homes and businesses throughout New Jersey.

•

NJR Energy Holdings (Midstream Investments) invests and maintains an equity ownership in a natural gas storage facility and a transportation pipeline, and serves companies from local distributors and producers to electric generators and wholesale marketers.

NJR and its more than 900 employees are committed to helping customers save energy and money by promoting conservation and encouraging efficiency through Conserve to Preserve® and initiatives such as The SAVEGREEN Project® and The Sunlight Advantage®.

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NEW JERSEY RESOURCES ANNOUNCES STRONG FISCAL 2013 THIRD-QUARTER EARNINGS; INCREASES LOWER END OF FISCAL 2013 EARNINGS GUIDANCE

For more information about NJR:

Visit www.njresources.com.

Follow us on Twitter @NJNaturalGas.

“Like” us at facebook.com/NewJerseyNaturalGas.

Download our free NJR investor relations app for iPad and iPhone.

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	Three Months Ended June 30,		Nine Months Ended June 30,
(Thousands)	2013	2012	2013	2012
Net income (loss)	$29,155	$(10,320)	$134,830	$101,572
Add:
Unrealized (gain) loss on derivative instruments and related transactions, net of taxes	(27,915)	20,834	(14,975)	11,126
Effects of economic hedging related to natural gas inventory, net of taxes	8,498	(6,384)	(5,960)	10,866

Net financial earnings	$9,738	$4,130	$113,895	$123,564

Weighted Average Shares Outstanding
Basic	41,608	41,560	41,697	41,501
Diluted	41,732	41,560	41,820	41,643

Basic earnings (loss) per share	$0.70	$(0.25)	$3.23	$2.45

Basic net financial earnings per share	$0.23	$0.10	$2.73	$2.98

	Three Months Ended June 30,		Nine Months Ended June 30,
(Thousands)	2013	2012	2013	2012
Net Financial Earnings (Loss)
New Jersey Natural Gas	$5,528	$7,545	$76,937	$78,455
NJR Energy Services	2,097	(5,425)	21,479	18,061
NJR Clean Energy Ventures	(1,381)	(1,157)	9,078	20,802
Midstream Investments	1,541	1,634	5,600	5,438
NJR Home Service and Other	1,944	1,549	813	860

Sub-total	9,729	4,146	113,907	123,616
Eliminations	9	(16)	(12)	(52)

Total	$9,738	$4,130	$113,895	$123,564

RECONCILIATION OF NON-GAAP PERFORMANCE MEASURES

NEW JERSEY RESOURCES

A reconciliation of Net income at NJR to Net financial earnings, is as follows:

	Three Months Ended June 30,		Nine Months Ended June 30,
(Thousands)	2013	2012	2013	2012
Net income (loss)	$29,155	$(10,320)	$134,830	$101,572
Add:
Unrealized (gain) loss on derivative instruments and related transactions, net of taxes	(27,915)	20,834	(14,975)	11,126
Effects of economic hedging related to natural gas, net of taxes	8,498	(6,384)	(5,960)	10,866

Net financial earnings	$9,738	$4,130	$113,895	$123,564

Weighted Average Shares Outstanding
Basic	41,608	41,560	41,697	41,501
Diluted	41,732	41,560	41,820	41,643

Basic net financial earnings per share	$0.23	$0.10	$2.73	$2.98

NJR ENERGY SERVICES

The following table is a computation of Financial margin at Energy Services:

	Three Months Ended June 30,		Nine Months Ended June 30,
(Thousands)	2013	2012	2013	2012
Operating revenues	$633,533	$306,241	$1,741,081	$1,129,251
Less: Gas purchases	593,730	333,689	1,661,362	1,122,884
Add:
Unrealized (gain) loss on derivative instruments and related transactions	(45,267)	32,981	(24,312)	17,316
Effects of economic hedging related to natural gas inventory	13,440	(10,096)	(9,425)	17,184

Financial margin	$7,976	$(4,563)	$45,982	$40,867

A reconciliation of Operating income at Energy Services, the closest GAAP financial measurement, to Financial margin is as follows:

	Three Months Ended June 30,		Nine Months Ended June 30,
(Thousands)	2013	2012	2013	2012
Operating income (loss)	$35,782	$(31,201)	$68,541	$(5,168)
Add:
Operation and maintenance expense	3,595	3,558	10,190	10,654
Depreciation and amortization	10	16	32	48
Other taxes	416	179	956	833

Subtotal – Gross margin	39,803	(27,448)	79,719	6,367
Add:
Unrealized (gain) loss on derivative instruments and related transactions	(45,267)	32,981	(24,312)	17,316
Effects of economic hedging related to natural gas inventory	13,440	(10,096)	(9,425)	17,184

Financial margin	$7,976	$(4,563)	$45,982	$40,867

A reconciliation of Energy Services Net income to Net financial earnings, is as follows:

	Three Months Ended June 30,		Nine Months Ended June 30,
(Thousands)	2013	2012	2013	2012
Net income (loss)	$22,222	$(19,895)	$42,812	$(3,754)
Add:
Unrealized (gain) loss on derivative instruments and related transactions, net of taxes	(28,623)	20,854	(15,373)	10,949
Effects of economic hedging related to natural gas, net of taxes	8,498	(6,384)	(5,960)	10,866

Net financial earnings	$2,097	$(5,425)	$21,479	$18,061

NEW JERSEY RESOURCES

CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended June 30,		Nine Months Ended June 30,
(Thousands, except per share data)	2013	2012	2013	2012
OPERATING REVENUES
Utility	$119,022	$106,764	$689,621	$524,161
Nonutility	648,447	318,357	1,774,752	1,156,292

Total operating revenues	767,469	425,121	2,464,373	1,680,453

OPERATING EXPENSES
Gas purchases
Utility	55,708	45,916	356,069	209,847
Nonutility	593,534	333,402	1,660,528	1,121,874
Operation and maintenance	43,630	40,857	126,767	118,987
Regulatory rider expenses	6,258	5,835	44,014	36,821
Depreciation and amortization	11,942	10,687	34,966	30,726
Energy and other taxes	9,397	8,335	50,869	39,202

Total operating expenses	720,469	445,032	2,273,213	1,557,457

OPERATING INCOME (LOSS)	47,000	(19,911)	191,160	122,996
Other income	1,238	551	4,284	1,427
Interest expense, net	6,008	4,834	17,579	15,266

INCOME (LOSS) BEFORE INCOME TAXES AND EQUITY IN EARNINGS OF AFFILIATES	42,230	(24,194)	177,865	109,157
Income tax provision (benefit)	15,297	(11,230)	51,342	15,901
Equity in earnings of affiliates	2,222	2,644	8,307	8,316

NET INCOME (LOSS)	$29,155	$(10,320)	$134,830	$101,572

EARNINGS (LOSS) PER COMMON SHARE
BASIC	$0.70	$(0.25)	$3.23	$2.45
DILUTED	$0.70	$(0.25)	$3.22	$2.44

DIVIDENDS PER COMMON SHARE	$0.40	$0.38	$1.20	$1.14

AVERAGE SHARES OUTSTANDING
BASIC	41,608	41,560	41,697	41,501
DILUTED	41,732	41,560	41,820	41,643

NEW JERSEY RESOURCES

	Three Months Ended June 30,		Nine Months Ended June 30,
(Thousands, except per share data)	2013	2012	2013	2012
Operating Revenues
Natural Gas Distribution	$119,022	$106,764	$689,621	$524,161
Clean Energy Ventures	2,563	370	7,182	1,277
Energy Services	633,533	306,241	1,741,081	1,129,251
Midstream Investments	—	—	—	—
Retail and Other	13,704	11,992	32,842	29,300

Sub-total	768,822	425,367	2,470,726	1,683,989
Eliminations	(1,353)	(246)	(6,353)	(3,536)

Total	$767,469	$425,121	$2,464,373	$1,680,453

Operating Income (Loss)
Natural Gas Distribution	$10,339	$11,940	$124,438	$132,253
Clean Energy Ventures	(1,988)	(3,980)	(5,338)	(8,678)
Energy Services	35,782	(31,201)	68,541	(5,168)
Midstream Investments	(190)	(401)	(611)	(691)
Retail and Other	3,119	2,576	1,402	2,089

Sub-total	47,062	(21,066)	188,432	119,805
Eliminations	(62)	1,155	2,728	3,191

Total	$47,000	$(19,911)	$191,160	$122,996

Equity in Earnings of Affiliates
Midstream Investments	$3,052	$3,547	$11,012	$11,129
Eliminations	(830)	(903)	(2,705)	(2,813)

Total	$2,222	$2,644	$8,307	$8,316

Net Income (Loss)
Natural Gas Distribution	$5,528	$7,545	$76,937	$78,455
Clean Energy Ventures	(1,381)	(1,157)	9,078	20,802
Energy Services	22,222	(19,895)	42,812	(3,754)
Midstream Investments	1,541	1,634	5,600	5,438
Retail and Other	1,944	1,549	813	860

Sub-total	29,854	(10,324)	135,240	101,801
Eliminations	(699)	4	(410)	(229)

Total	$29,155	$(10,320)	$134,830	$101,572

Net Financial Earnings (Loss)
Natural Gas Distribution	$5,528	$7,545	$76,937	$78,455
Clean Energy Ventures	(1,381)	(1,157)	9,078	20,802
Energy Services	2,097	(5,425)	21,479	18,061
Midstream Investments	1,541	1,634	5,600	5,438
Retail and Other	1,944	1,549	813	860

Sub-total	9,729	4,146	113,907	123,616
Eliminations	9	(16)	(12)	(52)

Total	$9,738	$4,130	$113,895	$123,564

Throughput (Bcf)
NJNG, Core Customers	10.7	9.7	63.6	51.7
NJNG, Off System/Capacity Management	31.4	22.4	103.7	71.2
NJRES Fuel Mgmt. and Wholesale Sales	152.7	134.5	458.0	398.5

Total	194.8	166.6	625.3	521.4

Common Stock Data
Yield at June 30	3.9%	3.5%	3.9%	3.5%
Market Price
High	$47.60	$45.50	$47.60	$50.48
Low	$40.97	$41.11	$38.51	$40.10
Close at June 30	$41.53	$43.61	$41.53	$43.61
Shares Out. at June 30	41,380	41,528	41,380	41,528
Market Cap. at June 30	$1,718,511	$1,811,036	$1,718,511	$1,811,036

NATURAL GAS DISTRIBUTION

(Unaudited)	Three Months Ended June 30,		Nine Months Ended June 30,
(Thousands, except customer & weather data)	2013	2012	2013	2012
Utility Gross Margin
Operating revenues	$119,022	$106,764	$689,621	$524,161
Less:
Gas purchases	56,559	46,780	363,646	214,934
Energy and other taxes	6,852	6,255	43,619	32,491
Regulatory rider expense	6,258	5,835	44,014	36,821

Total Utility Gross Margin	$49,353	$47,894	$238,342	$239,915

Utility Gross Margin, Operating Income and Net Income
Residential	$28,277	$28,752	$147,398	$153,478
Commercial, Industrial & Other	8,460	8,363	38,112	38,874
Firm Transportation	10,555	8,810	46,450	39,341

Total Firm Margin	47,292	45,925	231,960	231,693
Interruptible	165	130	368	324

Total System Margin	47,457	46,055	232,328	232,017
Off System/Capacity Management/FRM/Storage Incentive	1,896	1,839	6,014	7,898

Total Utility Gross Margin	49,353	47,894	238,342	239,915
Operation and maintenance expense	28,414	26,200	82,310	78,386
Depreciation and amortization	9,537	8,860	28,213	26,241
Other taxes not reflected in gross margin	1,063	894	3,381	3,035

Operating Income	$10,339	$11,940	$124,438	$132,253

Net Income	$5,528	$7,545	$76,937	$78,455

Throughput (Bcf)
Residential	5.0	4.5	35.7	30.3
Commercial, Industrial & Other	1.0	0.9	6.9	5.9
Firm Transportation	2.3	1.9	13.7	10.0

Total Firm Throughput	8.3	7.3	56.3	46.2
Interruptible	2.4	2.4	7.3	5.5

Total System Throughput	10.7	9.7	63.6	51.7
Off System/Capacity Management	31.4	22.4	103.7	71.2

Total Throughput	42.1	32.1	167.3	122.9

Customers
Residential	408,903	427,327	408,903	427,327
Commercial, Industrial & Other	24,901	25,721	24,901	25,721
Firm Transportation	63,521	46,804	63,521	46,804

Total Firm Customers	497,325	499,852	497,325	499,852
Interruptible	41	41	41	41

Total System Customers	497,366	499,893	497,366	499,893
Off System/Capacity Management*	29	45	29	45

Total Customers	497,395	499,938	497,395	499,938

* The number of customers represents those active during the last month of the period.

Degree Days
Actual	513	382	4,593	3,666
Normal	530	535	4,633	4,711

Percent of Normal	96.8%	71.4%	99.1%	77.8%

CLEAN ENERGY VENTURES

(Unaudited)	Three Months Ended June 30,		Nine Months Ended June 30,
(Thousands, except customer, SREC and megawatt)	2013	2012	2013	2012
Operating Revenues
SREC sales	$1,793	$—	$5,652	$645
Energy sales and other	770	370	1,530	632

Total Operating Revenues	$2,563	$370	$7,182	$1,277

Depreciation and Amortization	$2,196	$1,632	$6,131	$3,953

Operating (Loss)	$(1,988)	$(3,980)	$(5,338)	$(8,678)

Income Tax Benefit	$1,477	$3,013	$15,703	$30,010

Net (Loss) Income	$(1,381)	$(1,157)	$9,078	$20,802

Solar Renewable Energy Certificates Generated	19,070	15,889	37,153	20,165

Solar Renewable Energy Certificates Sold	13,861	—	46,223	3,433

Megawatts Installed	2.7	2.0	14.2	24.2

Megawatts Under Construction	2.8	7.7	2.8	7.7

ENERGY SERVICES

Operating Income
Operating revenues	$633,533	$306,241	$1,741,081	$1,129,251
Gas purchases	593,730	333,689	1,661,362	1,122,884

Gross Margin	39,803	(27,448)	79,719	6,367
Operation and maintenance expense	3,595	3,558	10,190	10,654
Depreciation and amortization	10	16	32	48
Energy and other taxes	416	179	956	833

Operating Income (Loss)	$35,782	$(31,201)	$68,541	$(5,168)

Net Income (Loss)	$22,222	$(19,895)	$42,812	$(3,754)

Financial Margin	$7,976	$(4,563)	$45,982	$40,867

Net Financial Earnings (Loss)	$2,097	$(5,425)	$21,479	$18,061

Gas Sold and Managed (Bcf)	152.7	134.5	458.0	398.5

MIDSTREAM INVESTMENTS

Equity in Earnings of Affiliates	$3,052	$3,547	$11,012	$11,129

Operation and Maintenance Expense	$143	$400	$561	$673

Interest Expense	$466	$653	$1,533	$2,050

Net Income	$1,541	$1,634	$5,600	$5,438

RETAIL AND OTHER

Operating Revenues	$13,704	$11,992	$32,842	$29,300

Operating Income	$3,119	$2,576	$1,402	$2,089

Net Income	$1,944	$1,549	$813	$860

Total Customers as of June 30,	129,805	133,323	129,805	133,323